EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

CARTESIAN, INC.

(As amended through June 18, 2014)

		Page

7.6	DIVIDENDS	18
7.7	FISCAL YEAR	18
7.8	SEAL	18
7.9	TRANSFER OF STOCK	18
7.10	STOCK TRANSFER AGREEMENTS	18
7.11	REGISTERED STOCKHOLDERS	19
7.12	WAIVER OF NOTICE	19

ARTICLE VIII AMENDMENTS		19

AMENDED AND RESTATED

BYLAWS

OF

CARTESIAN, INC.

(As amended through June 18, 2014)

ARTICLE I CORPORATE OFFICES

1.1	REGISTERED OFFICE

The Corporation shall maintain a registered office in the state of Delaware, which registered office may be changed from time to time in the manner specified by law.

1.2	OTHER OFFICES

The Corporation may also have offices at such other places both within and without the state of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, either within or without the State of Delaware, as may be designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law.

2.2	ANNUAL MEETING

The annual meeting of stockholders shall be held on the second Tuesday of May of each year at 10:00 a.m., or if such day falls on a legal holiday, then at the same time on the next succeeding business day, or at such other date and time as may be determined from time to time by resolution adopted by the Board of Directors. At the meeting, directors shall be elected and any other business properly brought before the meeting may be transacted.

2.3	SPECIAL MEETING

Unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, special meetings of the stockholders for any purpose or purposes may be called only by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or these Bylaws, include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by any other person. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

2.4	NOTICE OF STOCKHOLDERS' MEETINGS

Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, written notice of any annual or special meeting of the stockholders shall state the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and to vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date of the meeting.

2.5	ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

(a)          Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any stockholder who was a stockholder of record at the time of the giving of notice provided for in this Section 2.5, who is entitled to vote thereon at the meeting and who complied with the notice procedures set forth in this Section 2.5

(b)          For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.5(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days or more than one hundred fifty (150) calendar days in advance of the first anniversary date of mailing of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the first anniversary of the previous year's annual meeting date, notice by the stockholder to be timely must be so delivered and received not earlier than the 150th day before such annual meeting and not later than the close of business on the later of (i) the 120th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. To be in proper form, a stockholder's notice to the Secretary shall set forth:

(i)	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as it appears on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner;

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(ii)	a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to present the proposed business to be brought before the meeting, as the case may be;

(iii)	the names and addresses of the person or persons, if any, to be nominated for election as directors by the stockholder;

(iv)	a description of all arrangements or understandings between the stockholder and the beneficial owner, if any, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations, if any, are to be made by the stockholder;

(v)	as to any business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(vi)	such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had proxies been solicited by the Board of Directors with respect thereto; and

(vii)	if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

(c)          Only such persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. The chairperson of the annual meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.5, and, if any proposed nomination or business is not in compliance with this Section 2.5, to declare that such defective nominations or proposal shall be disregarded.

(d)          Notwithstanding satisfaction of the provisions of this Section 2.5, the proposed business described in the notice, other than director nominations, may be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.

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(e)          In the event such notice is timely given pursuant to Section 2.5, and the business described therein is not disqualified pursuant to Section 2.5, such business may be presented by, and only by, the stockholder who shall have given the notice required by Section 2.5, or a representative of such stockholder who is qualified under the law of the State of Delaware to present the proposal on the stockholder's behalf at the meeting.

(f)          For purposes of this Section 2.5, "public announcement" shall mean disclosure in a press release reported by the Business Wire, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

(g)          Notwithstanding the foregoing provisions of this Section 2.5, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or (ii) of the holders of any series or class of preferred stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances.

2.6	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission, including electronic mail, in the manner provided in and to the extent permitted by Section 232 of the Delaware General Corporation Law. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.7	QUORUM

The holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

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2.8	ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9	PRESIDING OFFICERS

Meetings of the stockholders shall be presided over by such person who is chosen by the Board of Directors, or, if none, by the Chairman of the Board, or, if the Chairman of the Board is not present, by the Chief Executive Officer, or, if the Chief Executive Officer is not present, by the president, or, if the president is not present, by a chairperson to be chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the Secretary of the Corporation, or, if the Secretary is not present, an assistant secretary, if any, or, if an assistant secretary is not present, such person as may be chosen by the Board of Directors, or, if none, by such person who is chosen by the chairperson at the meeting.

2.10	CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time.

2.11	VOTING

At any meeting of stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his, her or its name on the books of the Corporation.

2.12	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

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If the Board of Directors does not so fix a record date:

(a)	The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)	The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.13	PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by a written proxy, signed by such stockholder or by an electronic transmission permitted by law, provided that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.13 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission. Unless otherwise determined by the chairperson of the meeting, all proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

2.14	LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Secretary of the Corporation so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the Corporation's principal place of business. If the meeting is to be held at a place, then the list shall also be produced and kept open at the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder of the Corporation during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

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ARTICLE III DIRECTORS

3.1	POWERS

Subject to the provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2	NUMBER OF DIRECTORS

Subject to any rights of holders of any series of preferred stock to elect directors pursuant to the Certificate of Incorporation, the number of directors of the corporation shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

3.3	QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Elections of directors need not be by written ballot, unless otherwise determined by the Board of Directors.

3.4	RESIGNATION AND VACANCIES

Any director may resign at any time by giving notice in writing or by electronic transmission to the Secretary of the Corporation. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the Certificate of Incorporation:

(a)          Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

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(b)          Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

3.6	REGULAR MEETINGS

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7	SPECIAL MEETINGS; NOTICE

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or any two (2) directors.

Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting. Notice of each special meeting shall be given to each director by: (a) mailing notice at least four days before the meeting to such director by first class mail, postage prepaid, to such director's residence or usual place of business, (b) sending notice at least two business days before the meeting by overnight delivery service utilizing an overnight courier of national reputation to such director's residence or usual place of business, (c) sending notice at least forty-eight hours before the meeting by telecopy, facsimile transmission, electronic mail or other means of electronic transmission to the address, number, email account or other reference supplied by such director for the purpose of receiving such communications, or (d) delivering notice personally or by telephone at least forty-eight hours before the meeting; except that in the case of exigency, the Chairman of the Board or the Chief Executive Officer may prescribe a shorter period for notice. Notice of a special meeting shall be deemed to have been given to a director if mailed, sent or delivered in accordance with the immediately preceding sentence. The notice need not specify the purpose of the meeting, and need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.8	QUORUM

At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

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A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10	FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE IV COMMITTEES

4.1	COMMITTEES OF DIRECTORS

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any of the Bylaws of the Corporation; and, unless the resolution of the Board of Directors establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

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4.2	COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3	MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum) and Section 3.9 (action without a meeting) of these Bylaws, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V OFFICERS

5.1	OFFICERS

The officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

5.2	APPOINTMENT OF OFFICERS

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors.

5.3	SUBORDINATE OFFICERS

The Board of Directors may appoint, or empower the Chief Executive Officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors or the person appointing such officer or agent may from time to time determine.

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5.4	REMOVAL AND RESIGNATION OF OFFICERS; FILLING VACANCIES

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board of Directors (or also by the Chief Executive Officer in the case of a vacancy occurring in an office to which the Chief Executive Officer has been delegated the authority to make appointments).

5.5	CHAIRMAN OF THE BOARD

The Chairman of the Board, if any, shall be an officer of the Corporation, and shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman of the Board by the Board of Directors or as may be prescribed by these Bylaws.

5.6	CHIEF EXECUTIVE OFFICER

Subject to the control of the Board of Directors and any supervisory powers the Board of Directors may give to the Chairman of the Board, the Chief Executive Officer, if any, shall have general supervision, direction, and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board of Directors or assigned to him or her by these Bylaws. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors.

5.7	PRESIDENT

Subject to the control of the Board of Directors and any supervisory powers the Board of Directors may give to the Chairman of the Board and the Chief Executive Officer, the President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In addition and subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if no one has been appointed Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have the powers and duties described in Section 5.6.

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5.8	VICE PRESIDENTS

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the Chief Executive Officer or the President.

5.9	SECRETARY

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, these Bylaws, the Chief Executive Officer or the President.

5.10	CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

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The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, the President and the directors, whenever they request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. The Chief Financial Officer shall be the treasurer of the Corporation.

5.11	ASSISTANT SECRETARY

The Assistant Secretary, or, if there is more than one, the Assistant Secretaries in the order determined by Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, these Bylaws, the Chief Executive Officer or the President.

5.12	ASSISTANT TREASURER

The Assistant Treasurer, or, if there is more than one, the Assistant Treasurers, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, these Bylaws, the Chief Executive Officer or the President.

5.13	REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or any other person authorized by the Board of Directors or the Chief Executive Officer, the President or a Vice President, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or other entity standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.14	AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

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ARTICLE VI INDEMNITY

6.1	THIRD PARTY ACTIONS

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

6.2	ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

6.3	SUCCESSFUL DEFENSE

To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

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6.4	DETERMINATION OF CONDUCT

Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Notwithstanding the foregoing, a director or officer of the Corporation shall be entitled to contest any determination that the director or officer has not met the applicable standard of conduct set forth in Sections 6.1 and 6.2 by petitioning a court of competent jurisdiction.

6.5	PAYMENT OF EXPENSES IN ADVANCE

Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding, by a person who may be entitled to indemnification pursuant to Section 6.1 or 6.2, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.

6.6	INDEMNITY NOT EXCLUSIVE

The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

6.7	INSURANCE INDEMNIFICATION

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

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6.8	EMPLOYEES AND AGENTS

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by law.

6.9	EMPLOYEE BENEFIT PLANS

For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

6.10	CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII GENERAL MATTERS

7.1	CHECKS

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

7.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

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7.3	STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, the President or any Vice-President, and by the Chief Financial Officer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.4	LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates or uncertificated shares shall be issued to replace a previously issued certificate unless the certificate is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, unless the context otherwise requires, the singular number includes the plural, the plural number includes the singular, and the term "person" includes a natural person, a corporation and any other form of entity.

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7.6	DIVIDENDS

The directors of the Corporation, subject to any restrictions contained in (i) the Delaware General Corporation Law or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7	FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

7.8	SEAL

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9	TRANSFER OF STOCK

Subject to the restrictions, if any, stated or otherwise noted with respect to any shares of stock, shares of stock may be transferred upon the books of the Corporation by the surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares, if such shares are certificated, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof or guarantee of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or any transfer agent may require, or, if such shares are uncertificated, by notification to the Corporation or to any transfer agent of the transfer of such shares, accompanied by written authorization duly executed with such proof or guarantee of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize any such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

7.10	STOCK TRANSFER AGREEMENTS

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

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7.11	REGISTERED STOCKHOLDERS

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.12	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII AMENDMENTS

The Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

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